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                                                                     EXHIBIT 2.C

                                TABLE OF CONTENTS

Section                               Title                               Page

                                CORPORATE OFFICES

  1.1          Nevada Office ......................................          1

  1.2          Other Offices ......................................          1

                          MEETINGS OF THE STOCKHOLDERS

  2.1          Place ..............................................          1

  2.2          Annual Meetings ....................................          1

  2.3          Special Meetings ...................................          1

  2.4          Notice .............................................          1

  2.5          Quorum .............................................          2

  2.6          Majority ...........................................          2

  2.7          Proxies and Voting .................................          2

  2.8          Holder of Record ...................................          2

  2.9          Written Consent ....................................          3

  2.10         Registered Stockholders ............................          3

                                    DIRECTORS

  3.1          Number and Election ................................          3

  3.2          Vacancies ..........................................          4

  3.3          Authority ..........................................          4

  3.4          Removal ............................................          4

  3.5          Meetings ...........................................          4

  3.5          Regular Meetings ...................................          4

  3.7          Special Meetings ...................................          4

  3.8          Written Consent ....................................          5


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  3.9          Conference Telephone ...............................          5

  3.10         Quorum Majority ....................................          5

  3.11         No Statement of Purpose
                 of Meeting Required ..............................          5

  3.12         Committees of Directors ............................          5

  3.13         Compensation of Directors ..........................          5

  3.14         Interested Directors/Officers or
                 Stockholders .....................................          6

                                    OFFICERS

  4.1          Designation ........................................          7

  4.2          Chairman ...........................................          7

  4.3          President ..........................................          7

  4.4          Vice Presidents ....................................          7

  4.5          Secretary ..........................................          7

  4.6          Assistant Secretaries ..............................          7

  4.7          Treasurer ..........................................          7

  4.3          Assistant Treasurers ...............................          8

  4.9          Delegation .........................................          8

  4.10         Vacancies ..........................................          8

  4.11         Term/Removal .......................................          8

  4.12         Bonds ..............................................          8

  4.13         Indemnification ....................................          8

  4.14         Indemnification Insurance ..........................         10

  4.15         Loans ..............................................         10

                               SHARE CERTIFICATES

  5.1          Certificates .......................................         10


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  5.2          Lost Certificates ..................................         11

  5.3          Transfer of Shares .................................         11

                               GENERAL PROVISIONS

  6.1          Dividends ..........................................         11

  6.2          Reserves ...........................................         11

  6.3          Checks .............................................         11

  6.4          Fiscal Year ........................................         12

  6.5          Seal ...............................................         12

  6.6          Notices ............................................         12

  6.7          Securities of Other Corporations ...................         12

  6.3          Resignation ........................................         12

  6.9          Construction .......................................         12

  6.10         Invalid Provisions .................................         12

  5.12         Table of Contents - Headings .......................         12

                                   AMENDMENTS

  7.1          ....................................................         13


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                                SOCHRYS.com Inc.

                                    --oo0oo--

                                     BYLAWS
                                      No. 1

                                    --oo0oo--

                                CORPORATE OFFICES

      1.1: Nevada Office. The office of the Corporation in the State of Nevada shall be at the office of The Corporation Trust Company of Nevada, One East First Street, Reno, Washoe County, Nevada 89501 or at such other address of The Corporation Trust Company of Nevada as it may hereafter maintain in Nevada.

      1.2: Other Offices. The Corporation may also have offices at such other places both within and without the State of Nevada as the Corporation's Board of Directors (the "Board") may from time to time determine or the business of the Corporation may require.

                          MEETINGS OF THE STOCKHOLDERS

      2.1: Place. All meetings of the stockholders, may be held at such place, within or without the State of Nevada, as shall be determined by the Board and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      2.2: Annual Meetings. An annual meeting of the stockholders shall be held at such time and date during the third month following the last month in the Corporation's fiscal year at which the stockholders shall elect by a plurality vote the members of the Board, and transact such other business as may properly be brought before the meeting. The Board shall establish the day and time within such third month for said meeting.

      2.3: Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the members of the Board, or at the request in writing of stockholders owning a majority in amount of the entire common shares of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

      2.4: Notice. Written notice of each annual and special meeting of the stockholders shall be delivered personally or mailed to each stockholder of record entitled to vote thereat at such address as appears on the books of the Corporation, at least 10 days, but not more than 60 days, prior to the meeting. Each such notice shall state the purpose or purposes for which the meeting is called and the time and place where it is to be held.

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      2.5: Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at a meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally called.

      2.6: Majority. When a quorum is present at a meeting, the vote of the holders of a majority of the shares having voting power present or represented in person or by proxy shall decide any question brought before such meeting, unless the question is one upon which express provision of the statutes or of the Articles of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

      2.7: Proxies and Voting. At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person or by proxy duly appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than 6 months prior to said meeting, unless said instrument expressly provides for a longer period, which in no event shall exceed 7 years from the date of its execution. Each stockholder shall have one vote for each share having voting power, registered in his name on the books of the Corporation.

      2.8: Holder of Record.

            2.8.1: Closing of Transfer Books. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of stockholders for any other proper purpose, the Board may provide that the share transfer books shall be closed for a stated period but not to exceed, in any case, 60 days. If the share transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least 10 days immediately preceding such meeting.


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            2.8.2: Record Date. In lieu of closing the share transfer books as aforesaid, the Board may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 60 days and, in case of a meeting of stockholders, not less than 10 days prior to the date on which the particular action requiring such determination of stockholders is to be taken.

            2.8.3: Alternative. If the share transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of the stockholders, or stockholders entitled to receive a distribution by the Corporation (other than a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date stated in the resolution of the Board declaring such distribution or share dividend, as the case may be, shall be the record date for such determination of stockholders.

      2.9: Written Consent. Whenever the vote of the stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, other than the election of directors, such action may be taken without a meeting if authorized by written consent of stockholders holding at least a majority of the voting power, provided that if any greater proportion of voting power is required by these Bylaws for such action at a meeting, then such greater proportion of written consents shall be required, and this provision for action by written consent shall not supersede any specific provision for action by written consent otherwise provided by the laws of the State of Nevada.

      2.10: Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada.

                                    DIRECTORS

      3.1: Number and Election. The number of Directors which shall constitute the entire Board shall be not less than three nor more than nine. The number of initial Directors shall be the number fixed in the Articles of Incorporation, and thereafter, within the limits above specified, the number of Directors shall be determined by resolution of the entire Board. The Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.2 of these Bylaws, and each Director elected shall hold office until his successor shall be elected and shall qualify. Directors need not be stockholders nor residents of the State of Nevada.


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      3.2: Vacancies. If any vacancies occur in the Board cause by death, resignation, retirement, disqualification or removal from office of any Directors or otherwise, or any new directorship is created by any increase in the authorized number of Directors, a majority of the remaining Directors may choose a successor or successors, or fill the newly created directorship, and the Directors so chosen shall hold office until the next annual election of Directors and until their successors shall be duly elected and qualified, unless sooner displaced. If, after any vacancy occurs, there are no Directors remaining, then the President shall immediately call a special meeting of stockholders to fill such vacancy.

      3.3: Authority. The property and business of the Corporation shall be managed by its Board which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

      3.4: Removal. Any Director may be removed from his position as Director, either with or without cause, by the vote or written consent of stockholders representing not less than two-thirds of the issued and outstanding stock of the Corporation entitled to voting power.

      3.5: Meetings. The Board may hold its meetings, both regular and special, either within or without the State of Nevada. The first meeting of each newly elected Board shall immediately follow the annual stockholders' meeting, or in the President's discretion, may be held within 30 days of such meeting upon giving 2 days' notice to each Director, either personally, by telephone, or by prepaid telex or telegram, or upon giving 4 days' notice to each Director by prepaid registered or certified mail, return receipt requested, addressed to the respective address of each Director last known to the Corporation. Upon the President's failure to call such meeting within 30 days after such annual stockholders meeting, such meeting may be called by any 2 Directors in a like manner and on like notice. Such notice shall be deemed to be given at the time when the same shall be thus communicated, transmitted or mailed, as the case may be.

      3.6: Regular Meetings. Regular meetings of the Board shall be held without notice at such time and place as shall from time to time be determined by the Board pursuant to a duly adopted resolution.

      3.7: Special Meetings. Special meetings of the Board may be called by the President on 2 days' notice to each Director, either personally, or by mail or by telegram; special meetings may be


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called by the President or Secretary in like manner and on like notice on the written request of 2 Directors.

      3.8: Written Consent. Any action required or permitted to be taken at any meeting of the Board, or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board or committee thereof, as the case may be.

      3.9: Conference Telephone. Members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone network or a similar communications method by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section constitutes presence in person at such meeting. Each person participating in the meeting shall sign the minutes thereof. The minutes may be signed in counterparts.

      3.10: Quorum Majority. At all meetings of the Board the presence of 50 percent or more of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time, without notice other than an announcement to such effect at the meeting, until a quorum shall be present.

      3.11: No Statement of Purpose of Meeting Required. Neither the business proposed to be transacted nor the purpose of any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

      3.12: Committees of Directors. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees; each committee shall consist of 2 or more of the members of the Board, which to the extent provided in said resolution, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers on which the Corporation desires to place a seal. Such committee or committees shall have such name or names as may be determined from time to time by a resolution adopted by the Board. The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

      3.13: Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the


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Board; provided that nothing herein contained shall be construed to preclude any
Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

      3.14: Interested Directors/Officers or Stockholders.

            3.14.1 Directors and officers shall exercise their powers in good faith and with a view to the interests of the Corporation. No contract or other transaction between the Corporation and one or more of its Directors or Officers, or between the Corporation any corporation, firm or association in which one or more of its directors or officers are Directors or Officers or are financially interested, is either void or voidable solely for this reason or solely because any such Director or Officer is present at the meeting of the Board or a committee thereof which authorizes or approves the contract or transaction, or because the vote or votes of common or interested Directors are counted for such purpose, if the circumstances specified in any of the following paragraphs exist:

                  (a) The fact of the common directorship or financial interest is disclosed or known to the Board or committee and noted in the minutes, and the Board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of such Director or Directors.

                  (b) The fact of the common directorship or financial interest is disclosed or known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote or written consent of stockholders holding a majority of the shares entitled to vote; the votes of the common or interested Directors or Officers shall be counted in any such vote of stockholders.

                  (c) The contract or transaction is fair as to the Corporation at the time it is authorized or approved.

            3.14.2: Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or a committee thereof which authorized, approves or ratifies a contract or transaction, and if the votes of the common or interested Directors are not counted at such meeting, then a majority of the disinterested Directors may authorize, approve or ratify a contract or transaction.

            3.14.3: Unless otherwise provided in the Articles of Incorporation or the Bylaws, the Board may fix the compensation of Directors for services in any capacity.


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            3.14.4: Nothing in this section or subsection hereafter shall be construed to invalidate any contract or transaction which would be valid in the absence of this section.

                                    OFFICERS

      4.1: Designation. The Officers of the Corporation shall be elected by the Directors and shall be a President, a Secretary and a Treasurer who shall be elected for one year by the Directors at their first meeting after the annual meeting of stockholders and who shall hold office until their successors are duly elected and qualified. The Board may also choose a Chairman of the Board, Vice Presidents, Assistant Secretaries and Assistant Treasurers and such other officers and agents as may be deemed necessary. Any two or more offices may be held by the same person.

      4.2: Chairman. The Chairman, if there shall be such an officer, shall, if present, preside at all meetings of the Board and exercise such other powers and duties as may from time to time be assigned to the Chairman or prescribed by these Bylaws.

      4.3: President. The President shall be the Corporation's chief executive officer, shall have general supervision of the affairs of the Corporation and shall exercise all powers as are incident to the offices of chief executive officer under applicable laws and other duties required of him by the Board.

      4.4: Vice Presidents. The Vice Presidents in the order designated by the Board shall exercise all the functions of the President during the absence or disability of the President. Each Vice President shall have such powers and discharge such duties as may be assigned him from time to time by the Board. The Board may designate one or more Vice Presidents as Executive Vice Presidents or Senior Vice Presidents or may assign such other designations as the Board deems appropriate from time to time.

      4.5: Secretary. The Secretary shall issue notices for all meetings, shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall make such reports and perform such other duties as are incident to his office or are properly required of him by the Board.

      4.5: Assistant Secretaries. The Assistant Secretaries in the order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board shall prescribe.

      4.7: Treasurer. The Treasurer shall have the custody of all monies and securities of the Corporation and shall keep regular books of account. He shall disburse the funds of the Corporation as directed by the Board, taking proper vouchers for such


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disbursements and shall render to the Board from time to time as may be required of him an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall perform all duties incident to his office or that are properly required of him by the Board.

      4.8: Assistant Treasurers. The Assistant Treasurers in the order of their relative seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board shall prescribe.

      4.9: Delegation. In the case of absence or inability to act of any Officer of the Corporation, and of any person herein authorized to act in his place, the Board may from time to time delegate the powers or duties of such Officer to any other Officer or any Director or other person whom it may select.

      4.10: Vacancies. Vacancies in any office arising from any cause may be filled by the Board or any authorized committee thereof at any regular or special meeting.

      4.11: Term/Removal. The Officers of the Corporation shall hold office until their successors are duly elected and qualified. Any Officer elected or appointed by the Board may be removed at any time with or without cause by the affirmative vote of a majority of the entire Board.

      4.12: Bonds. The Board may by resolution require any and all of the Officers to give bonds to the Corporation with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices and to comply with such other conditions as may from time to time be required by the Board.

      4.13: Indemnification.

            4.13.1: The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The


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termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The indemnification set forth in this paragraph is intended to apply to any such action, suit or proceeding even though same results from, or in any way relates to, the negligence of the indemnified person, but not to any matters as to which such indemnified person shall be adjudged in such action, suit or proceeding to be guilty of gross negligence or willful misconduct.

            4.13.2: The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

            4.13.3: To the extent that a Director, Officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 4.13.1 or 4.13.2 or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

            4.13.4: Any indemnification under Section 4.13.1 or 4.13.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 4.13.1 or 4.13.2. Such determination shall be made by the Board by a majority vote of a quorum consisting of directors who were not parties to such action,


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suit or proceeding, or if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders.

            4.13.5: Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in Sections 4.13.1 through 4.13.5.

            4.13.6: The indemnification provided by Sections 4.13.1 through
4.13.5 shall not be deemed exclusive of any other rights to which one seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, any shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. If the scope of any indemnification set forth in Sections
4.13.1 through 4.13.5 is judicially determined to be too broad to permit accomplishment of such indemnification to its full extent, then such indemnification shall be accomplished to the maximum extent permitted by applicable law, and, if necessary, the scope of any such indemnification may be judicially modified (to the minimum extent necessary to comply with applicable law) and thereafter fully accomplished.

      4.14: Indemnification Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, agent or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under these Bylaws or applicable law.

      4.15: Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution by the Board. Such authority may be general or confined to specific instances.

                               SHARE CERTIFICATES

      5.1: Certificates. The certificates of shares of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the


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holder's name and number of shares and shall be signed by the President or Vice
President and the Secretary or Assistant Secretary. If any certificate is signed by a Transfer Agent or an Assistant Transfer Agent or by a Transfer Clerk acting on behalf of the Corporation and a Registrar, the signature of any such Officer of the Corporation may be a facsimile.

      5.2: Lost Certificates. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issuance of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

      5.3: Transfer of Shares. Upon surrender to the Corporation or the Transfer Agent of the Corporation of a share certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation or its Transfer Agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon the books of the Corporation.

                               GENERAL PROVISIONS

      6.1: Dividends. Dividends may be declared by the Board and paid out of the annual net profits of the Corporation or out of its net assets in excess of its capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of the Corporation's assets.

      5.2: Reserves. Before payment of any distribution there may be set aside out of any funds of the Corporation available for distributions such sum as the Board from time to time, in its absolute discretion, thinks proper as a reserve fund to meet contingencies, or for equalizing distributions, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall determine to be in the best interest of the Corporation, and the Board may modify or abolish any such reserve in the same manner in which it was created.

      6.3: Checks. The monies of the Corporation shall be deposited in the name of the Corporation in such bank or banks or trust companies, brokerage firms or other financial entities as the


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

Board shall designate and shall be drawn out only by checks or drafts signed by persons designated by resolution of the Board.

      6.4: Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.

      6.5: Seal. The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

      6.6: Notices. Whenever under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder at such address as appears on the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

      6.7: Securities of Other Corporations. Whenever the Corporation is the holder of any securities (including without limitation, shares, debentures, notes and convertible securities of any kind) of any other corporation, any right or power of the Corporation as a holder of any such securities (including without limitation, the attendance, acting and voting at any meeting of the holders of such securities and the execution of waivers, consents, proxies and other instruments relating thereto) may be exercised on behalf of the Corporation by the President or any Vice President of the Corporation or by such other person as the Board may authorize.

      6.8: Resignation. Any Director, Officer, or agent may resign by giving written notice to the President or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is so specified. The acceptance of such resignation shall not be necessary to make it effective unless such resignation is so conditioned.

      6.9: Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural and vice versa.

      6.10: Invalid Provisions. If any part of these Bylaws shall be held invalid or inoperative for any reason, then so far as possible and reasonable, the remaining part shall be valid and operative, and effect shall be given so far as possible to the intent manifested by the part held invalid or inoperative.

      6.11: Table of Contents - Headings. The Table of Contents and headings used in these Bylaws have been inserted for convenience


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

only and do not constitute matter to be construed in interpretation and construction.

                                   AMENDMENTS

      7.1: Alterations, amendments or repeals of these Bylaws may be made by a majority of the stockholders entitled to vote at any regular or special meeting if the notice of such meeting contains a statement of the proposed alteration, amendment or repeal, or by the Board by a majority vote of the entire Board at any regular or special meeting provided notice of such alteration, amendment or repeal has been given to each Director in writing at lease 2 days prior to said meeting.

      Dated October 12, 1999


                               /s/ Andre Hensler
                               -----------------
                               Andre Hensler


                               /s/ Paul Claverie
                               -----------------
                               Paul Claverie